Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation
(480) 606-3337
Sharrifah Al-Salem, FD
(415) 293-4414

RURAL/METRO WINS SANTA CLARA COUNTY 911 AMBULANCE CONTRACT

New Net Revenue Estimated at $45.0 Million Annually

SCOTTSDALE, Ariz. (Dec. 14, 2010) – Rural/Metro Corporation (NASDAQ: RURL) today was awarded the exclusive contract for emergency ambulance transportation services in Santa Clara County, California, following a vote of the Santa Clara County Board of Supervisors. Rural/Metro will take over the contract on July 1, 2011.

“We are very proud and excited to be named Santa Clara County’s trusted ambulance service provider,” said Michael P. DiMino, President and Chief Executive Officer. “This significant contract marks our business expansion into Northern California and illustrates our ability to successfully gain new market share through highly competitive RFP processes.”

The Company will also pursue non-emergency growth opportunities in the region. “One of our three primary growth platforms is to expand market share around a solid base of 911 contracts,” Mr. DiMino explained. “We fully expect to market our non-emergency services to hospitals and other healthcare facilities throughout the region and to explore national managed care opportunities with providers in the state.”

Mr. DiMino thanked the Santa Clara County Board of Supervisors for their vote of confidence and for maintaining the highest standards throughout the RFP process. “We were very gratified that our national record of exceptional clinical care, operational excellence, technology leadership and commitment to our community partners clearly differentiated us from our competition.”

The new contract will begin on July 1, 2011 and is expected to generate approximately $45.0 million in revenue and 70,000 emergency transports annually. The initial contract term is for five years, with two additional three-year optional extensions thereafter.

“We have the depth of experience and knowledge to provide a seamless transition into the community and look forward to working with the county’s first-responders to deliver the highest quality care possible,” said Bryan Gibson, Executive Vice President and Chief Operating Officer.

Rural/Metro will begin the process to transition into the county immediately. The Company will provide a fleet of 55 new ambulances, increase the number of weekly unit hours by more than 35%, and increase the number of daily deployed ambulances by 25% in order to further enhance the EMS response system in Santa Clara County.

“Rural/Metro’s deployment plan will provide the community with greater paramedic coverage at a price that is fair and protects the consumer,” Mr. Gibson said. “In the coming months, we look forward to bringing the highly trained personnel who currently work in Santa Clara County onto the Rural/Metro team.”

Santa Clara County is a growing and vibrant region in the heart of California’s Silicon Valley. With a population of 1.9 million, the county is among the largest in the state and includes the cities of Campbell, Cupertino, Gilroy, Los Altos, Los Altos Hills, Los Gatos, Milpitas, Monte Sereno, Morgan Hill, Mountain View, Palo Alto, San Jose, Santa Clara, Saratoga and Sunnyvale.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 20 states and approximately 440 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing reflects the Company’s views about its future financial condition, performance and other matters that constitute “forward-looking” statements as such term is defined by the federal securities laws. Many of these statements can be found by looking for words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “may,” “should,” “will likely result,” “continue,” “estimate,” “project,” “goals,” or similar words used herein in connection with any discussions of future operating or financial performance or business prospects. We may also make forward-looking statements in our financial reports filed with the Securities and Exchange Commission (SEC), investor calls and other investor communications. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions, including those relating to the Company’s future business prospects, uncompensated care, working capital, accounts receivable collection, liquidity, cash flow, EBITDA, adjusted EBITDA, capital expenditures, insurance coverage and claim reserves, capital needs, key operating metrics, future growth plans, future operating results, and future compliance with covenants in our debt facilities or instruments. In addition, the Company may face risks and uncertainties related to other factors that are listed in its periodic reports filed under the Securities Exchange Act. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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(RURL/G)